Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 27, 2015 with respect to the consolidated financial statements included in the Annual Report of Tumi Holdings, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Tumi Holdings, Inc. on Form S-3 (File No. 333-194882) and on Form S-8 (File No. 333-180869).

/s/ GRANT THORNTON LLP
New York, New York
February 25, 2016